                                                                   Exhibit 10.12



THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN SUBORDINATION PROVISIONS SET FORTH IN PARAGRAPH 8 HEREIN. THIS NOTE WAS ORIGINALLY ISSUED ON DECEMBER 31, 1995 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN PARAGRAPH 12 HEREIN.

                          SUBORDINATED PROMISSORY NOTE

December 31, 1995                                                     $5,500,000

     THE TRIUMPH GROUP HOLDINGS, INC., a Delaware corporation (the "COMPANY"), hereby promises to pay to Teleflex Incorporated (the "SELLER"), or its permitted assigns (the Seller and each of its permitted assigns is a "HOLDER") the principal amount of Five Million Five Hundred Thousand Dollars, together with interest thereon calculated from the date hereof in accordance with the provisions of this Note. This Note is the "SUBORDINATED NOTE" issued pursuant to that certain Asset Purchase Agreement, dated as of December 31, 1995 (the "PURCHASE AGREEMENT"), by and among The Triumph Group Holdings, Inc., Triumph Control Systems, Inc. and the Seller. Certain defined terms used herein are set forth in paragraph 17 hereof.

     1. PAYMENT OF INTEREST. Interest shall accrue at the rate of ten and one-half percent (10-1/2%) per annum, compounded quarterly, on the unpaid principal amount of this Note outstanding from time to time. Subject to the provisions of paragraph 6 and paragraph 8 hereof, the Company shall pay to the holder of this Note quarterly, in arrears, all accrued interest on each April 30, July 31, October 31 and January 31 during the term of this Note (each such date being hereinafter referred to as an "INTEREST PAYMENT DATE"), beginning on April 30, 1996. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the U.S. Code) on overdue principal, at the rate then borne by this Note plus 2%; it shall pay interest to the extent permitted by law (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the U.S. Code), on overdue installments of interest at the rate then borne by this Note to the extent legally permitted. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (payment may be by check payable in such money), except that the Company may, at its option and in its sole discretion at any time and from time to time elect to pay all or any portion of such interest on any Interest Payment Date in the form of additional Notes (the "Additional Notes"). If the Company elects to issue Additional Notes in lieu of cash payment of interest due on any Note on any Interest Payment Date, the Company shall issue Additional Notes, dated the date of such Interest Payment Date, in a principal amount equal to the amount of cash interest due but not paid in cash on such Interest Payment Date. Any Additional Notes issued during any fiscal year of the Company shall be delivered to the Holder or Holders with the financial statements delivered pursuant to paragraph 11 hereof. The issuance of such Additional Notes shall constitute payment in full of the interest in lieu of cash payment of which such Additional Notes are issued. Each issuance of Additional Notes in lieu of cash payments of interest on this Note shall be made pro rata with respect to the outstanding Notes. Each Additional Note shall be subject to the same terms and conditions as this Note.


     2. TRANSFER OR EXCHANGE OF NOTES. The Company shall keep at its office or agency maintained as provided in subparagraph 7(a) a register in which) the Company shall provide for the registration of Notes and for the registration of transfer and exchange of Notes. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the Company maintained as provided in subparagraph 7(a), and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive in exchange therefor a Note or Notes each in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Company, duly executed by the holder of such Note or his attorney duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. Seller shall not transfer more than 49% of the sum of the original principal amount of this Note and the aggregate principal amount of all Additional Notes outstanding on the date of transfer; provided, however that no Note shall be issued in a denomination of less than $1,000,000, and there shall be no more than three Holders at any one time. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

     3. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from the holder hereof and indemnity if the Holder is Seller and if the Holder is another Person indemnity and/or bond as may be reasonably required by the Company, in each case in form reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

     4. SCHEDULED PAYMENT. The Company shall prepay 50% of the sum of the original principal amount of this Note and any Additional Notes outstanding, together with all accrued and unpaid interest thereon, on December 31, 2002 (the "INITIAL PRINCIPAL PAYMENT DATE"). The Company shall repay the entire remaining principal amount of this Note and any Additional Notes outstanding, together with all accrued and unpaid interest thereon, on December 31, 2003 (the "MATURITY DATE").

     5. OPTIONAL PREPAYMENT. Subject to the provisions of paragraph 8 hereof, the Company may, at any time and from time to time without premium or penalty, prepay all or a portion of the outstanding principal amount of this Note at 100% of the principal amount paid together with interest on the amount prepaid accrued to the date of prepayment.

     6. TIME OF PAYMENT; PAR. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or legal holiday under the laws of the Commonwealth of Pennsylvania, such payment shall be made on the next succeeding day that is not a Saturday, Sunday or such legal holiday (a "BUSINESS DAY") and such extension of time shall in such case be included in computing interest in connection with such payment.

     7. COVENANTS. The Company covenants and agrees that, so long as any Note shall be outstanding:

          (a) MAINTENANCE OF OFFICE. The Company shall maintain an office or agency in such place in the United States of America as the Company may designate in writing to the registered holder hereof, where the Notes may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon the Company in respect of the Notes may be served and where, at the option of the holders thereof, the Notes may be presented for payment. Until the Company otherwise notifies the holders of the Notes, said office shall be the principal office of the Company in Wayne, Pennsylvania.

          (b) PAYMENT OF TAXES. The Company shall promptly pay and discharge or cause to be paid and discharged, before any material penalty or fine shall be incurred with respect thereto, all lawful taxes and assessments imposed upon the Company or any Subsidiary or upon the income and profits of the Company or any Subsidiary, or upon any property, real, personal or mixed, belonging to the Company or any Subsidiary, or upon any part thereof by the United States or any State thereof; PROVIDED, HOWEVER, that neither the Company nor any Subsidiary shall be required to pay and discharge or to cause to be paid and discharged any such tax or assessment so long as both (x) the Company has set aside adequate reserves for such tax or assessment and (y)(i) the Company or Subsidiary shall be contesting the validity thereof in good faith by appropriate proceedings and
(ii) with respect to which any right to execute upon or sell any assets of the Company or the respective Subsidiary has not matured or has been and continues to be effectively enjoined, superseded or stayed.

          (c) CORPORATE EXISTENCE. The Company shall do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of each of its Subsidiaries, except where failure to so preserve or keep rights and franchises will not have a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries taken as a whole or
(b) the rights and remedies of the holders under the Notes.

          (d) INSURANCE. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such corporations.

          (e) KEEPING OF BOOKS. The Company shall at all times keep, and cause each of its Subsidiaries to keep, proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.


          (f) TRANSACTIONS WITH AFFILIATES. Neither the Company nor any of its Subsidiaries will enter into any transaction (including, without limitation, the purchase, sale or exchange of property or the rendering of any service) with any holder of 5% or more of any class of equity securities of the Company or with any Subsidiary, on terms that are less favorable to the Company or such Subsidiaries, as the case may be, than those that might be obtained at the time from persons who are not such a holder or Subsidiary as determined by the Company's Board of Directors (which determination shall be presumed reasonable); provided that this subparagraph 7(f) shall not apply to (i) any transaction between the Company and any of its Subsidiaries or between any of its Subsidiaries; (ii) customary fees paid by the Company or a Subsidiary to members of its Board of Directors; (iii) any transaction between the Company or any Subsidiary and any employee of such Person that is approved by such Person's Board of Directors (provided that approval shall not be required with respect to normal compensation arrangements involving any such employee), (iv) payment of a management fee to Citicorp Venture Capital Ltd. in an annual amount not to exceed $400,000, so long as such fee is permitted to be paid by the Senior Lender and (v) the exercise of the Warrants to purchase common stock of the Company by World Equity Partners, L.P. in accordance with the terms and conditions of such warrants as outstanding and in effect on the date of original issuance of this Note.

          (g) NOTICE OF DEFAULT. If any one or more Events of Default under paragraph 9 shall occur, or if the holder of any Note shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Company shall promptly give notice to all holders of the Notes, specifying the nature of such Event of Default or of such demand or action, as the case may be.

     8.   SUBORDINATION: RESTRICTIONS ON PAYMENT.

          (a) Notwithstanding anything in this Note to the contrary, the obligations of the Company to pay the principal of, and interest on, this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all obligations of the Company under all Superior Debt.

          (b) Upon-the occurrence of any Insolvency Event or upon any acceleration of the Superior Debt, then:

          (i) the holders of Superior Debt shall be entitled to receive payment in full in cash of all principal of, and premium, interest, fees and charges then due on, all Superior Debt (including, in the case of an Insolvency Event, interest, fees and charges accruing thereon after the commencement of any such proceedings) before the holder of this Note is entitled to receive any payment on account of principal of, interest or other amounts due (or past due) upon this Note, and the holders of Superior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such proceedings in respect of this Note except that the holder of this Note may receive securities that are subordinate to the Superior Debt at least to the same extent as this Note; and

          (ii) any payment or distribution of assets of the Company, of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of this subparagraph 8(b) shall be paid or delivered by the Company directly to the holders of all Superior Debt in the manner provided in paragraph 8(e) below, for application in payment thereof until all Superior Debt (including, in the case of an Insolvency Event, interest, fees and charges accrued thereon after the date of commencement of such proceedings) shall have been paid in full (whether in cash or such other form of consideration acceptable to the holders of Superior Debt in their discretion (hereinafter "Acceptable Assets")).

          (c) Until all Superior Debt shall have been paid in full in Acceptable Assets, the Company shall not, directly or indirectly, make any payment of any amount payable with respect to this Note if at the time of such payment there exists a default in the payment of all or any portion of principal of, premium, if any, or interest on any Superior Debt (a "PAYMENT DEFAULT"), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Superior Debt. In addition, during the continuance of any other event of default with respect to any Superior Debt pursuant to which the maturity thereof may be accelerated, upon the occurrence of (A) receipt by the Holders of written notice from the Senior Lender (the "Suspension Notice") or (B) if such event of default results from the acceleration of the Notes, the date of such acceleration, no such payment may be made by the Company upon or in respect of the Notes during a Payment Blockage Period commencing on the earlier of the date of receipt of such notice or the date of such acceleration. Notwithstanding the foregoing, if, immediately prior to the time a particular payment is due hereunder, (x) no Payment Default or Payment Blockage Period is continuing, and (y) payment in full of the amount then due is prohibited by this paragraph 8(c), then the Company shall be permitted to, and shall, pay to the Holder the maximum portion of such amount as would not create a default under any of the terms of any Superior Debt Agreement which (whether with or without notice, lapse of time or both) would permit the holder of such Superior Debt to accelerate all or any portion of such Superior Debt. The Company shall notify the Holder in writing of the occurrence of a Payment Default, provided that notwithstanding anything to the contrary in this Note, the failure of the Company so to notify the Holder of the occurrence of a Payment Default shall have no effect on the obligations of the Company or, from and after the Holder's receipt of notice (from any source), the Holder, as set forth herein.

          "Payment Blockage Period" shall mean a period of up to 179 consecutive days, which period the Senior Lender may terminate at any time prior to the 179th day upon written notice of such termination to the Holder and the Company. With respect to Suspension Notice(s):

          (i) there shall be no limit of the number of Suspension Notices which the Senior Lender may give;

          (ii) the Senior Lender shall not be entitled to give successive Suspension Notices based on a continuing event of default under Superior Debt, which event of default was the basis for a prior Suspension Notice; and

          (iii) nothing contained herein shall prohibit the Senior Lender from giving successive Suspension Notices based upon an event of default under the Superior Debt other than the event of default which was the basis for any prior Suspension Notice or any other event of default of which the Senior Lender had actual knowledge of such event of default at the time it gave such prior Suspension Notice; PROVIDED that no subsequent Suspension Notice shall be effective prior to the expiration of a number of days equal to the Payment Blockage Period last in effect.

          (d) The holders of Superior Debt may, at any time, in their discretion, renew, amend, extend or otherwise modify the terms and provisions of Superior Debt so held or exercise any of their rights under the Superior Debt including, without limitation, the waiver of defaults thereunder and the amendment of any of the terms or provisions thereof (or any notice evidencing or creating the same), all without notice to or assent from the Holder. No compromise, alteration, amendment, renewal or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, any terms, covenants or conditions of the Superior Debt (or any instrument evidencing or creating the same), whether or not such compromise, alteration, amendment, renewal, change, waiver, consent or other action is in accordance with the provisions of the Superior Debt (or any instrument evidencing or creating the same), shall in any way alter or affect any of the subordination provisions of this Note.

          (e) If, notwithstanding the provisions of paragraph 8 of this Note, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by the Holder in contravention of this paragraph 8 before all the Superior Debt shall have been paid in full in Acceptable Assets, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to, the holders of Superior Debt or their duly appointed agents for application of payment according to the priorities of such Superior Debt and ratably among the holders of any class of Superior Debt. Such payments received by the Holder and delivered to the holders of the Superior Debt shall be deemed not to be a payment on this Note for any reason whatsoever and the indebtedness under this Note shall remain as if such erroneous payment had never been paid by the Company or received by the Holder. In the event of the failure of any Holder to endorse or assign any such payment, distribution or security, each holder of any Superior Debt is hereby irrevocably authorized to endorse or assign the same.

          (f) No present or future holder of Superior Debt shall be prejudiced in its right to enforce the provisions of paragraph 8 of this Note by any act or failure to act on the part of the Company.

          (g) If there shall exist any Payment Default or Payment Blockage Period on any Superior Debt of which the Holder has received notice (from the Company or otherwise), no Holder shall (other than in connection with a failure by the Company to make a scheduled principal payment) take or continue any action, or exercise or continue to exercise any rights, remedies or powers under the terms of this Note, or exercise or continue to exercise any other right or remedy at law or equity that such holder might otherwise possess, to collect any amount due and payable in respect of this Note, including, without limitation, the acceleration of this Note (and if this Note has already been accelerated, the Holder will, immediately upon becoming aware of the occurrence of such Payment Default or Payment Blockage Period or upon its receipt of a Suspension Notice or other notice that a Payment Blockage Period is in effect, reverse such acceleration), the commencement of any foreclosure on any lien or security interest, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction, unless and until the Superior Debt shall have been fully and finally paid in Acceptable Assets and satisfied, unless one or more of the holders of the Superior Debt shall have commenced any action or taken any judicial action to enforce their rights as provided in their respective agreements relating to, or instruments evidencing, their Superior Debt in connection with an Insolvency Event (other than an action to dismiss a proceeding commenced against the Company).

          Notwithstanding the foregoing or any permissible action taken by the Holder, the Holder shall not be entitled to receive any payment in contravention of the other provisions of this paragraph 8, including, without limitation, subparagraphs 8(b), 8(c) and 8(e). Notwithstanding anything to the contrary in this subparagraph 8(g), the Holder may take such steps as are necessary to avoid a loss of its rights as a result of the running of any applicable statute of limitations or any other statute or rule which limits the time for filing claims, or making proofs of claims, or would otherwise cause a claim to be time-barred.

          (h) If any payment or distribution to which the Holder would otherwise have been entitled but for the provisions of this paragraph 8 shall have been applied, pursuant to the provisions of this paragraph 8, to the payment of the Superior Debt, then in such case and to such extent, the Holder, together with holders of other debt of the Company subordinated to the Superior Debt on similar terms and conditions, (x) shall be entitled to receive from the holders of Superior Debt then outstanding any payments or distributions received by such Persons in excess of the amount sufficient to pay all of the Superior Debt in full in Acceptable Assets (whether or not then due), (y) following payment in full in Acceptable Assets of the Superior Debt, shall be entitled to receive any and all further payments or distributions applicable to the Superior Debt, and
(z) following payment in full in Acceptable Assets of the Superior Debt, shall be subrogated to the rights of the holders of Superior Debt to receive distributions applicable to the Superior Debt, in each case until this Note shall have been paid in full. If the Holder has been subrogated to the rights of the holders of Superior Debt due to the operation of this subparagraph 8(h), the Company agrees to take all such actions as are reasonably requested by such Person, consistent with the rights of other Persons having similar subrogation rights, in order to cause such Person to be able to obtain payments from the Company with respect to such subrogation rights as soon as possible.

          (i) The provisions of this paragraph 8 are solely for the purpose of defining the relative rights of the holders of Superior Debt, on the one hand, and the Holder on the other, against the Company and its assets, and nothing herein is intended to or shall impair, as between the Company and the Holder, the obligations of the Company which are absolute and unconditional, to pay to the Holder the principal and interest on this Note as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Holder and creditors of the Company other than the holders of Superior Debt, nor, except as provided in this paragraph 8, will anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this paragraph 8 of the holders of Superior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy and subject to this paragraph 8.

          9.   EVENTS OF DEFAULT.

               (a) DEFINITION. For purposes of this Note, an "EVENT OF DEFAULT" shall be deemed to have occurred if:

                    (i) the Company shall default in the payment of (A) principal of this Note on the date when due, whether at maturity, by acceleration or otherwise, or (B) any interest on this Note and such default shall continue for 5 Business Days;

                    (ii) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof and such default shall continue for 30 days after written notice thereof, specifying such default and requesting that the same be remedied, shall have been given to the Company by the holder of this Note;

                    (iii) default as defined in any instrument evidencing or under which the Company has outstanding at the time any indebtedness for money borrowed in excess of $5,000,000 in aggregate principal amount shall occur and as a result thereof the maturity of any such indebtedness shall have been accelerated so that the same shall have become due and payable prior the date on which the same would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 30 days;

                    (iv) an Insolvency Event occurs.

               (b)  CONSEQUENCES OF EVENTS OF DEFAULT.

               Subject in all respects to paragraph 8,

                    (i) If an Event of Default of the type other than that described in clause (iv) of subparagraph 9(a) has occurred and is continuing, the Holder may declare all or any portion of the outstanding principal amount of the Notes due and payable and demand immediate payment of all or any portion of the outstanding principal amount of the Notes. If the Holder demands immediate payment of all or any portion of the Notes, the Company shall immediately pay to such Holder the principal amount of the Notes requested to be paid together with all accrued and unpaid interest thereon.

                    (ii) If an Event of Default of the type described in clause
          (iv) of subparagraph 9(a) has occurred, all of the outstanding principal amount of the Notes shall automatically be immediately due and payable without any notice or other action on the part of the Holder.

                    (iii) Upon the occurrence of an Event of Default, each Holder shall also have any other rights which such Person may have pursuant to applicable law.

          10. RESTRICTED PAYMENTS. So long as any portion of the principal amount of any Note or Additional Note remains outstanding, without the prior written consent of the Majority Holders, the Company shall not (a) declare any dividends on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, repurchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Company or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary, or permit any Subsidiary or Affiliate of any thereof to make any payment on account of, or purchase or otherwise acquire, any shares of any class of capital of the Company or any Subsidiary from any Person (such actions, collectively, "SHAREHOLDER DISTRIBUTIONS"), (b) make any payment (whether of principal, premium, interest or otherwise) on account of, or set apart assets for a sinking fund or other analogous fund for the purchase, repurchase, redemption, defeasance, retirement or other acquisition of, any Junior Debt, whether now or hereafter outstanding, or make any other payment in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary, or permit any Subsidiary or Affiliate of any thereof to make any payment on account of, or purchase or otherwise acquire, any Junior Debt from any Person (such actions, collectively, "JUNIOR DEBT DISTRIBUTIONS") or (c) enter into any agreement requiring Shareholder Distributions or Junior Debt Distributions, except that:

                    (i) any Subsidiary may pay dividends to the Company or any Wholly-Owned Subsidiary of the Company,

                    (ii) unless an Event of Default has occurred and is continuing or would result therefrom, the Company may repurchase or redeem shares of its common stock from officers or employees of the Company or any Subsidiary who are no longer employed by the Company or any Subsidiary, so long as (A) the Company has determined such repurchase or redemption would not materially adversely affect its liquidity and (B) the aggregate number of shares acquired by the Company in connection with such repurchases and redemptions after the date of original issuance of this Note does not exceed (a) 2% of the shares of common stock of the Company outstanding on the date of original issuance of this Note plus (b) such number of shares of common stock as may have been repurchased or redeemed in accordance with this clause (ii) after the date of original issuance of this Note,

                    (iii) unless an Event of Default has occurred and is continuing or would result therefrom, a Subsidiary may repurchase or redeem shares of its common stock from officers or employees of such Subsidiary who are no longer employed by the Subsidiary, so long as
          (A) the Subsidiary has determined such repurchase or redemption would not materially adversely affect its liquidity and (B) the aggregate number of shares acquired by the Subsidiary in connection with such repurchases and redemptions from the date of original issuance of this Note does not exceed (a) 2% of the shares of common stock outstanding on the date of initial capitalization of the Subsidiary plus (b) such number of shares of common stock as may have been repurchased or redeemed in accordance with this clause (iii) after the date of initial issuance of this Note,

                    (iv) unless an Event of Default has occurred and is continuing and there are no Additional Notes outstanding (the Company having paid all interest due and owing to the Holders in cash), the Company may pay regular dividends in cash on the Preferred Stock in accordance with the terms of the Preferred Stock as in effect on the date of original issuance of this Note and pay interest in cash on the JSDs in accordance with the terms of the JSDs as in effect on the date of original issuance of this Note, and

                    (v) unless an Event of Default has occurred and is continuing, the Company may make payments of interest on Junior Debt in additional Junior Debt to the extent required in the instrument governing the Junior Debt.

          11. FINANCIAL STATEMENTS. So long as any portion of the principal amount of this Note remains outstanding, the Company will deliver to the Holders
(a) within 120 days after the end of each fiscal year, audited consolidated statements of income, changes in stockholders' equity and cash flows for such fiscal year and audited consolidated balance sheets as of the end of such fiscal year, all prepared in accordance with United States generally accepted accounting principles, consistently applied; and (b) within 45 days after the end of each fiscal quarter, unaudited consolidated statements of income, changes in stockholders' equity and cash flows for such fiscal quarter and unaudited balance sheets as at the end of such fiscal quarter, all prepared in accordance with United States generally accepted accounting principles, consistently applied. Seller shall not disclose such financial statements to any Person other than (i) Seller's executive officers, (ii) prospective purchasers of a portion of the Notes that are Qualified Institutional Buyers (as such term is used in Rule 144A under the Securities Act of 1933, as amended) and (iii) with the prior written consent of the Company (which shall not be unreasonably withheld) any other Person.

          12. TRANSFER RESTRICTIONS. This Note has not been registered under the Securities Act of 1933, as amended or any applicable state securities law. If the Holder desires to transfer this Note, such Person at its sole cost and expense first must furnish the Company with (i) a written opinion reasonably satisfactory to the Company in form and substance from counsel reasonably satisfactory to the Company to the effect that the Holder may transfer this Note as desired without registration under the Securities Act or any applicable state securities law and (ii) a written acknowledgement executed by the transferee stating that such transferee is aware (x) of the Subordination provisions set forth in paragraph 8 hereof and (y) that the Company is party to certain agreements that restrict or prohibit the Company from amending this Note without the prior written consent of the holders of certain Superior Debt.

          13. AMENDMENT AND WAIVER. This Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority Holders.

          14. CANCELLATION. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

          15. PLACE OF PAYMENT: NOTICES. Payments of principal and interest and any notice hereunder are to be delivered to the Holder at the following address:

                    Teleflex Incorporated
                    630 West Germantown Pike, Suite 450
                    Plymouth Meeting, PA 19462

                    Attention: Steven K. Chance
                               Vice President and General Counsel

or to such other address as specified in a written notice delivered to the Company by Holder. Notices sent by the Company shall be deemed received when delivered personally or one (1) Business Day after being sent by Federal Express or other overnight carrier or three (3) Business Days after being sent by certified or registered mail.

          16. GOVERNING LAWS. The validity, construction, and interpretation of this Note shall be governed by the internal laws, and not the laws of conflicts, of the Commonwealth of Pennsylvania.

          17. DEFINITIONS. Unless otherwise indicated herein, capitalized terms used in this Note shall have the following meanings:


          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

          "INDEBTEDNESS" shall mean, with respect to any Person at a particular time, without duplication, (a) indebtedness for borrowed money or for~the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) or any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (b) indebtedness guaranteed in any manner by such Person, including guarantees in the form of an agreement to repurchase or reimburse, and (c) obligations under capitalized leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss.

          "INSOLVENCY EVENT" means any dissolution, winding up, liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the Company or its debts, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, arrangement, reorganization, relief or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company.

          "JSD" means the Junior Subordinated Debt Securities of the Company outstanding on the date of original issuance of this Note.

          "JUNIOR DEBT" means the Company's JSDs.

          "MAJORITY HOLDERS" means the holders of Notes representing a majority of the principal amount then outstanding under all of the Notes.

          "NOTES" means all of the Notes issued pursuant to the Purchase Agreement.

          "PREFERRED STOCK" means the 14 percent Preferred Stock due on or after July 21, 2004 of the Company issued and outstanding on the date of original issuance of this Note.

          "PERSON" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a governmental entity or any department or agency thereof.

          "SENIOR LENDER" means the Lender or Lenders as defined in the Senior Loan Agreement.

          "SENIOR LOAN AGREEMENT" means that certain Financing and Security Agreement, dated as of July 22, 1993, by and among The CIT Group/Business Credit, Inc., as Lender and as Agent for the Lender(s) named or to be named therein, the Company and certain Subsidiaries of the Company as Borrowers and certain Subsidiaries and affiliates of the Company as Guarantors, including all amendments, modifications, supplements, waivers, extensions and refinancings thereof.

          "SENIOR NOTE" means the promissory note(s) issued or to be issued to the Senior Lender by the Company and/or certain of its Subsidiaries and affiliates pursuant to the Senior Loan Agreement.

          "SUBSIDIARY" means any Person which the Company has the direct or indirect right to control, direct or cause direction of management and policies of, whether through the ownership of voting securities, by contract or otherwise.

          "SUPERIOR DEBT" means all obligations under the Indebtedness evidenced by the Senior Note and such additional Indebtedness incurred by the Company from time to time unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding,it is provided that such obligations are not superior in right of payment to the Notes; PROVIDED, HOWEVER, that Superior Debt shall not be deemed to include any Junior Debt or (i) any obligations of the Company to any of its Subsidiaries, (ii) the Company's $13,500,000 Subordinated Promissory Note dated June 1, 1993 issued by Holdings to MDR Corporation, (iii) any obligations of the Company to any person from which, or from any Affiliate of which, the Company or any of its Affiliates obtained, directly or indirectly, any goods or services in a transaction substantially concurrent with the incurrence by the Company of such obligations, (iv) any liability for federal, state, local or other taxes owed or owing by the Company and (v) any accounts payable or other liability to trade creditors arising in the ordinary course of business.

          "SUPERIOR DEBT AGREEMENT" means any agreement relating to, or instrument evidencing, any Superior Debt.

          "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary all of the capital stock of which is owned by the Company or by another Wholly-Owned Subsidiary of the Company.

          IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.

                                        THE TRIUMPH GROUP HOLDINGS, INC

                                        By: /s/ Richard C. Ill
                                           ---------------------------------

                                        Its: President
                                            ---------------------------------